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                                                                   Exhibit 32.1

           SECTION 906 CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, I, David R. Odenath, Jr., Chief Executive Officer and President of American Skandia Life Assurance Corporation (the "Company"), hereby certify that the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 9, 2006

                                           /s/ David R. Odenath, Jr.
                                           -------------------------------------
                                           Name:  David R. Odenath, Jr.
                                           Title: Chief Executive Officer and
                                                  President

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.